UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): (March 18, 2010) March 24, 2010
GLOBAL INDUSTRIES, LTD.
(Exact name of registrant as specified in its charters)

Louisiana	0-21086	72-1212563
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

8000 Global Drive
Carlyss, Lousiana	70665
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (337) 583-5000
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 18, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Global Industries, Ltd. (the “Company”) approved a restricted stock award of 30,000 shares of the Company’s common stock to Mr. Russell J. Robicheaux. Forfeiture restrictions on the restricted stock award will lapse in equal increments annually over three years. The award is in recognition of Mr. Robicheaux’s dedication to corporate governance and compliance evidenced throughout the handling of the Company’s internal investigation into its operations in West Africa related to the U.S. Foreign Corrupt Practices Act (“FCPA”).
Early this year, representatives of the Securities and Exchange Commission and the Department of Justice informed the Company that each agency had concluded its FCPA investigation. Neither agency recommended any enforcement action or the imposition of any fines or penalties against the Company.
Pursuant to authority delegated by the Committee to Mr. John Clerico, Chairman of Board, effective March 24, 2010, Mr. Clerico approved an award of 5,000 shares of the Company’s common stock and a restricted stock award of 10,000 shares of common stock to Mr. James Doré. Forfeiture restrictions on the restricted stock award will lapse one year from the grant date.
Mr. Robicheaux and Mr. Doré’s awards were issued under the Company’s 2005 Stock Incentive Plan which has previously been approved by the Company’s shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.
By:	/s/ John A. Clerico
John A. Clerico
Chairman of the Board

March 24, 2010